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                                                                     EXHIBIT 3.6


                                    BY-LAWS

                                      OF

                       EMPRESS RIVER CASINO CORPORATION
              (F/K/A DES PLAINES RIVER ENTERTAINMENT CORPORATION)

                                   Article I
                                   ---------

                                    OFFICES

          Section 1. Principal Office. The principal office of the corporation in the State of Illinois shall be located in the City of Rockdale and County of Will. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

          Section 2. Registered Office. The registered office of the Corporation required by the Illinois Business Corporation Act of 1983, as amended, to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

                                  Article II
                                  ----------

                                 SHAREHOLDERS

          Section 1. Annual Meetings. The annual meeting of the shareholders shall be held on the fourth Wednesday in December in each year, beginning with the year 1992 at the hour of 10:00 A.M. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

          Section 2. Special Meetings. Special meetings of the shareholders may be called by the chairman of the board of directors, the president, the board of directors or the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called, upon notice by such holders to the secretary of the corporation.

          Section 3. Inspectors. At any meeting of the shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the
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number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are proper to conduct the election and voting with impartiality and fairness. Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          Section 4. Place of Meeting. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois, except as otherwise provided in Section 6 of this Article II.

          Section 5. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.

          Section 6. Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

          Section 7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of

                                      -2-
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shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

          Section 8. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting. shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

          Section 9. Quorum and Manner of Acting. Unless otherwise provided in the articles of incorporation, a majority of the outstanding shares of the corporation, entitled to vote on the matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, however, that a quorum shall not consist of less than one-third of the outstanding shares entitled to vote. If less than a quorum are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Business Corporation Act of 1983, as amended, the articles of incorporation or these by-laws.

          Section 10. Proxies. At all meetings of shareholders. a shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy.

          Section 11. Voting of Shares. Except as otherwise provided by the articles of incorporation, and subject to the provisions of Section 7 of this
Article 11, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

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          Section 12.  Voting of Shares by Certain Holders.

          (a) Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

          (b) Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 8 of these by-laws.

          (c) Shares registered in the name of a deceased person. a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

          (d) Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

          (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Section 13. Informal Action by Shareholders. Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed (a) if five day's prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.

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          Section 14.  Voting by Ballot.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  Article III
                                  -----------

                                   DIRECTORS

          Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

          Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be eight (8). Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.

          Section 3. Annual and Related Meetings. The annual meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of regular meetings without other notice than such resolution.

          Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

          Section 5. Notice. Notice of any special meeting of the board of directors shall be given at least five (5) days prior thereto by written notice delivered personally or mailed to each director at his or her business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business presented because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


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          Section 6.  Quorum and Manner of Acting.  Unless a greater number stated in the articles of incorporation, a majority of the number of directors fixed by these by these by-laws, or in the absence of a by-law fixing the number of directors, the number stated in the articles of incorporation or named by the incorporators or, if the corporation has a variable range board of directors, a majority of the directors then in office, but not less than a majority of the minimum specified for the range, shall constitute a quorum for transaction of business at any meeting of the board of directors. If less than a quorum of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the articles of incorporation.

          Section 7. Attendance by Communications Equipment. Unless specifically prohibited by the articles of incorporation, members of the board of directors, or of any committee of the board of directors, may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

          Section 8. Vacancies. Any vacancy occurring in the board of directors, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election by the shareholders at an annual meeting or at a special meeting called for that purpose.

          Section 9. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 10. Committees. A majority of the board of directors may create one or more committees and appoint members of the board to serve on the committee or committees Each committee shall have two or more members who serve at the pleasure of the board. Unless the appointment of the board requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these by-laws or action by the board, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor. To the extent

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provided by the articles of incorporation, these by-laws or resolution of the board of directors. each committee shall have and may exercise all of the authority of the board of directors in the management of the corporation, provided committees shall not have the authority of the board of directors to
(a) authorize distributions; (b) approve or recommend to shareholders any act the Illinois Business Corporation Act of 1983, as amended, requires to be approved by shareholders; (c) fill vacancies on the board or on any of its Committees; (d) elect or remove officers or fix the compensation of any member of the committee; (e) adopt. amend or repeal the by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board; (h) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (i) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

          Section 11. Informal Action. Unless specifically prohibited by the articles of incorporation, any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof or by all members of such committee, as the case may be.

          Section 12. Removal. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except: (a) no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice and only the named director or directors may be removed at such meeting. and (b) if the corporation has cumulative voting and if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, and (c) if a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.


                                      -7-
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                                  Article IV
                                  ----------

                                   OFFICERS

          Section 1. Number. At its annual meeting the board of directors shall elect a chairman of the board of directors, a president. two vice presidents, a secretary and a treasurer and, from time to time, may elect one or more vice presidents and such assistant secretaries, assistant treasurers and other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person.

          Section 2. Election and Term of Office. The elective officers of the corporation shall be elected annually by the board of directors at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4. Chairman of the Board of Directors. The chairman of the board of directors, if a chairman of the board of directors has been elected and is serving, shall be the chief executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. The chairman shall preside at all meetings of the shareholders and board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized, certificates for shares of the corporation, and, when authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments. The chairman shall perform such other duties as may be prescribed by the board of directors from time to time.

          Section 5. President. In the event that a chairman has not been elected, then all of the duties of the chairman, subject to the restrictions set forth in Section 4 of this Article IV with respect to the chairman, shall be performed by the president. In the event that a chairman has been elected, the president shall be the chief administrative officer of the corporation and shall, subject to direction by the chairman, in general supervise and control all of the operations of the corporation. In the absence of the chairman, the president shall preside at all meetings of the shareholders and of the board of directors. In the absence of the chairman or in the event of his or her inability or refusal to act, the president shall perform the duties of the chairman and, when so acting, shall have all the powers of and be subject to all

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the restrictions upon the chairman. The president may sign, with the secretary, an assistant secretary or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the president shall perform all duties incident to the office of president and chief administrative officer of the corporation and such other duties as may be prescribed from time to time by the board of directors or the chairman.

          Section 6. Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, including, without limitation, the duties of the chairman if and as assumed by the president as a result of the absence of the chairman or his or her inability or refusal to act, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation. Each vice president shall perform such other duties as from time to time may be assigned to him or her by the chairman, the president or the board of directors.

          Section 7. Treasurer. If required by the board of directors. the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws. The treasurer shall in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chairman, the president or the board of directors.

          Section 8. Secretary. The secretary shall: (a) keep records of corporate action, including the minutes of meetings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign, with the chairman, the

                                      -9-
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president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman, the president or the board of directors.

          Section 9. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign, with the chairman, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the chairman of the board or the board of directors.

          Section 10. Salaries. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                                   Article V
                                   ---------

                           CONTRACTS, LOANS, CHECKS,
                        DEPOSITS AND VOTING SECURITIES

          Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents. to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

          Section 5. Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors. either the chairman or the president or, in the event of his or her of their inability to act, the vice president having authority under these by-laws to act in the absence of the president, shall have full power and authority on behalf of the corporation to attend, act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings or otherwise shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The power and authority to attend, act and vote at meetings shall include the power and authority to consent on behalf of the corporation, with respect to securities of other-corporations held by the corporation. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

                                  Article VI
                                  ----------

                    CERTIFICATES FOR SHARES, UNCERTIFICATED
                         SHARES AND TRANSFER OF SHARES

          Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Unless otherwise provided in the articles of incorporation, the board of directors may provide that some or all of any or all classes and series of its shares shall be by uncertificated shares, provided that the foregoing shall not apply to shares represented by certificates until such certificate is surrendered to the corporation. Certificates shall be signed by the chairman of the board of directors, or the president or a vice president and by the secretary or an assistant secretary and may be sealed with the seal of the corporation, or a facsimile of the seal if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures or countersignatures on the certificate may be by facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the books of the corporation. In the case of certificated shares, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe. Within a reasonable time after the issuance or transfer of uncertificated shares, the secretary of the corporation shall send to the registered owner thereof a written notice containing the information that would otherwise be required to be set forth or stated on certificates representing such shares. Except as otherwise provided by law, the

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rights and obligations of the holders of uncertificated shares and the holders of certificates representing shares of the same class and series shall be identical.

          Section 2. Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and, in the case of certificated shares, on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  Article VII
                                  -----------

                                  FISCAL YEAR

          The fiscal year of the corporation shall be determined by the board of directors.

                                 Article VIII
                                 ------------

                                   DIVIDENDS

          The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  Article IX
                                  ----------

                                     SEAL

          The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Illinois".

                                   Article X
                                   ---------

                               WAIVER OF NOTICE

          Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Illinois Business Corporation Act of 1983, as amended, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  Article XI
                                  ----------

                       INTEREST OF DIRECTORS IN CERTAIN
                                 TRANSACTIONS

          If a transaction is fair to a corporation at the time it is authorized, approved or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction. The presence of the director, who is directly or indirectly a party to the transaction described above, or a director who is otherwise not disinterested, may be counted in determining whether a quorum is present but shall not be counted when the board of directors or a committee of the board takes action on the transaction. For purposes of this Article, a director is "indirectly" a party to a transaction if the other party to the transaction is an entity in which the director has a material financial interest or in which the director is an officer, director or general partner.

                                  Article XII
                                  -----------

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Section 1. Indemnification. (a) The corporation shall have the power to and shall indemnify any person who is or was a director, officer, General Manager or General Counsel of the corporation, or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by law.

          (b) The corporation may, by resolution of the board of directors or as required by law, indemnify any other person who is or was an employee or agent of the corporation, or who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by law.

                                 Article XIII
                                 ------------

                                  AMENDMENTS

     Unless specifically reserved to the shareholders by the articles of incorporation, these by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting or at any annual or special meeting of the shareholders of the corporation by the affirmative vote of the holders of a majority of the shares of the corporation represented at such meeting in person or by proxy entitled to vote thereon.

                       EMPRESS CASINO JOLIET CORPORATION
                              ADDENDUM TO BY-LAWS

By-Law amendments adopted: June 17, 1996

                            CHIEF EXECUTIVE OFFICER

     SECTION 11. Subject to the direction and control of the board of directors, the chief executive officer shall have charge of the overall business, affairs and policies of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors from time to time. The Chief Executive Officer may sign, with the secretary, an assistant secretary or any other officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the chief executive officer shall perform all duties incident to the office of chief executive officer of the corporation and such other duties as may be prescribed from time to time by the board of directors. In the absence of the chairman, or in the event of the chairman's inability to act, the chief executive officer shall preside at all meetings of the shareholders and of the board of directors.

                            CHIEF OPERATING OFFICER

     SECTION 12. The chief operating officer of the corporation shall be the principal operating officer of the corporation and, subject to the control of the board of directors and the president of the corporation, shall have general and active management of the day-to-day business of the corporation. He shall ensure that the businesses of the corporation are managed in a cohesive, consistent and complementary manner and shall assist in the identification, building and integration into the corporation of new business opportunities to ensure the continued growth and development of the corporation. In the absence of the chief executive officer and the president, the chief operating officer shall perform the duties of and shall be vested with all the powers of the chief executive officer and the president. The chief operating officer may sign, with the secretary, an assistant secretary or any other officer of the corporation thereunto duly authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed.

                            CHIEF FINANCIAL OFFICER

     SECTION 13. The chief financial officer of the corporation shall be the treasurer of the corporation and shall have overall responsibility for the management and protection of the assets of the corporation. He shall direct the timely preparation, interpretation and dissemination of financial information for the corporation, shall establish and maintain internal controls required to safeguard the assets and integrity of the corporation, and shall see to timely responses to internal and external audit recommendations. The chief financial officer shall have overall charge and custody of and be responsible for all funds and securities of the corporation and for the receipt and disbursement thereof. He shall supervise the chief accounting officer of the corporation. If required by the board of directors, the chief financial officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

                              CHIEF LEGAL OFFICER

     SECTION 14. The chief legal officer, subject to the control of the chief executive officer and the president of the corporation, shall supervise and control the legal matters of the corporation. He shall be a licensed attorney in good standing and shall be responsible for providing and coordinating expert legal advise in connection with the laws and regulations governing the business of the corporation. He shall be the general supervisor of all employees of the corporation who.deal with legal matters.